Exhibit 99.2

REVOCABLE PROXY

FMB BANKING CORPORATION

REVOCABLE PROXY BY AND ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 29, 2018

The undersigned hereby appoints F. Wilson Carraway, III and Ian C. Donkin, or either of them, each with full power of substitution, as Proxies to vote all shares of the $0.10 par value common stock of FMB Banking Corporation (“FMB”) that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held October 29, 2018, at 2:00 p.m., local time, at FMB’s executive board room located at 101 North Cherry Street, Monticello, Florida (the “FMB special meeting”), and at any postponement or adjournment thereof.

The FMB Board of Directors recommends a vote “FOR” the following proposals:

1.	Approval of Agreement and Plan of Merger. To authorize, approve and adopt the Agreement and Plan of Merger, dated July 23, 2018, by and between The First Bancshares, Inc. (“First Bancshares”) and FMB, pursuant to which FMB will merge with and into First Bancshares on and subject to the terms and conditions contained therein, as more fully described in the accompanying proxy statement/prospectus.

For	Against	Abstain

2.	Adjournment. To approve one or more adjournments of the special meeting, if necessary or appropriate, in order to permit further solicitation of proxies if there are not sufficient votes to approve the merger agreement at the time of the special meeting.

For	Against	Abstain

THIS PROXY IS SOLICITED BY FMB’S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 AND 2.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW.

If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

By:

By:
(If held jointly)

Date:

Shareholder Information:

Detach above card, mark, sign, date and return in the envelope furnished.